Exhibit 10.4

VELTI PLC

2009 US NON-EMPLOYEE SHARE INCENTIVE PLAN

SECTION 1.           GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the Velti Plc 2009 US Non-Employee Share Incentive Plan (the “Plan”).  The purpose of the Plan is to encourage and enable the non-employee directors and Consultants (as defined below) of Velti Plc, a company incorporated under the laws of Jersey with company number 103899 (the “Company”), and its Affiliates (as defined below), upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business, to acquire a proprietary interest in the Company.  It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with and further the interests of the Company.

The following terms shall be defined as set forth below:

“Act” means the U.S. Securities Act of 1933, as amended.

“Affiliate” means a corporation which, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, directly or indirectly.

“Award” or “Awards” shall include Share Options, Restricted Share Awards, and Unrestricted Share Awards, or any combination of the foregoing.

“Board” means the Board of Directors of the Company or its successor entity.

“Cause” shall have the same meaning with respect to a Grantee as “Cause” may be defined under any equity award, consulting, service, non-competition or other similar agreement between the Grantee and the Company, provided, however, in the absence of any such agreement or “Cause” definition applicable to the Grantee, “Cause” shall mean: (i) any act or omission by the Grantee which would reasonably be likely to have a material adverse effect on the business of the Company or any of its Affiliates, as the case may be (but excluding any omission due to the Grantee’s death or disability); (ii) the Grantee’s conviction (including any pleas of guilty or nolo contendere) of any crime (other than ordinary traffic violations) which impairs the Grantee’s ability to perform his or her duties; (iii) any material misconduct or willful and deliberate non-performance of duties by the Grantee in connection with the business or affairs of the Company or any of its Affiliates, as the case may be; (iv) the Grantee’s theft, dishonesty or falsification of the Company’s or an Affiliate’s documents or records; or (v) the Grantee’s improper use or disclosure of the Company’s or an Affiliate’s confidential or proprietary information.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Committee” has the meaning specified in Section 2.

“Companies Law” means the Companies (Jersey) Law 1991 (as amended).

“Company” has the meaning specified in the first paragraph of Section 1.

“Consultant” means a person engaged to provide consulting, advisory, or other services (other than as an employee or director) to the Company or an Affiliate, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on either the exemption from registration provided by Rule 701 under the Act or, if the Company is required to file reports pursuant to Section 13 or 15(d) of the Exchange Act, registration on a Form S-8 Registration Statement under the Act.

“Control” means (in relation to a body corporate) the power of a person to secure (i) by means of the holding of shares or the possession of voting power in or in relation to that or any other body corporate, or (ii) by virtue of any powers conferred by the articles of association or any other document regulating that or any other body corporate, that the affairs of the first-mentioned body corporate are conducted in accordance with the wishes of that person, provided that for purposes of this definition a person shall be deemed to have obtained Control of a company if that person and others acting in concert with that person have together obtained Control of it.

“Disability” has the meaning specified in Section 22(e)(3) of the Code.

“Effective Date” has the meaning specified in Section 13.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Fair Market Value” of a Share means: (i) if the Shares are listed on a securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the Shares, the closing or last price of the Shares on the relevant securities exchange for the applicable date, or if the applicable date is not a trading day, the last trading day immediately preceding the applicable date; (ii) if the Shares are not traded on a securities exchange but are traded on the over-the-counter market, if sales prices are not regularly reported for the Shares for the day referred to in clause (i), and if bid and asked prices for the Shares are regularly reported, the mean between the bid and the asked price for the Shares at the close of trading in the over-the-counter market for the applicable date, or if the applicable date is not a trading day, the last trading day on which Shares were traded immediately preceding the applicable date; and (iii) if the Shares are neither listed on a securities exchange nor traded in the over-the-counter market, such value as the Board, in good faith, shall determine (but in any event not less than fair market value within the meaning of Section 409A of the Code, and any regulations and other guidance thereunder).  For purposes of this definition, when determining the Fair Market Value for the grant of an Award, “applicable date” means the date of grant of the Award.

“Grantee” means a person who receives or holds an Award under the Plan.

“Option” or “Share Option” means any right to subscribe for new Shares granted pursuant to Section 5; provided that in no event shall any such right qualify as an “incentive stock option” as defined in Section 422(b) of the Code.

“Option Agreement” means a written agreement between the Company and a Grantee setting forth the terms, conditions and restrictions of an Option granted to the Grantee and any Shares acquired upon the exercise thereof.  An Option Agreement may consist of a “Notice of Grant of Share Option,” or such other form or forms as the Committee may approve from time to time.

“Option Shares” means new Shares which are issuable by the Company to a Grantee upon exercise of a Share Option.

“Plan” has the meaning specified in the first paragraph of Section 1.

“Restricted Shares” has the meaning specified in Section 6(a).

“Restricted Share Agreement” means a written agreement between the Company and a Grantee setting forth the terms, conditions and restrictions of a Restricted Share Award granted to the Grantee.

“Restricted Share Award” means any Award of Restricted Shares hereunder.

“Service Relationship” means a Grantee’s service with the Company or an Affiliate, whether in the capacity of a non-employee director or a Consultant.  Unless otherwise determined by the Committee, a Grantee’s Service Relationship shall not be deemed to have terminated merely because of a change in the capacity in which the Grantee renders service to the Company (or an Affiliate) (from a non-employee director to a Consultant, or from a Consultant to a non-employee director, but under no circumstances to or from the capacity of an employee) or a transfer between locations of the Company (or an Affiliate) or a transfer between the Company and any Affiliate, provided that there is no interruption or other termination of the Service Relationship.  Subject to the foregoing and Section 9 below, the Company, in its discretion, shall determine whether the Grantee’s Service Relationship has terminated and the effective date of such termination.

“Share Dealing Code” means the Company’s share dealing code from time to time.

“Shares” means ordinary shares, £0.05 par value, of the Company, subject to adjustment pursuant to Section 3(b).

“Transaction” has the meaning specified in Section 3(c).

“Unrestricted Shares” has the meaning specified in Section 7(a).

“Unrestricted Share Award” means any Award of Unrestricted Shares hereunder.

SECTION 2.           ADMINISTRATION OF PLAN; COMMITTEE POWERS

(a)                                  Administration of Plan.  The Plan shall be administered by the Board, or at the discretion of the Board, by a committee of the Board consisting of not less than two (2) directors (the “Committee).  All references herein to the Committee shall be deemed to refer to the entity then responsible for administration of the Plan at the relevant time (i.e., either the Board or a committee of the Board, as applicable).

(b)                                 Powers of Committee.  The Committee shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i)            to select the non-employee directors and Consultants of the Company and its Affiliates to whom Awards may from time to time be granted;

(ii)           to determine the time or times of grant, and the type of Award to be granted which shall include Share Options, Restricted Share Awards, and Unrestricted Share Awards, or any combination of the forgoing, granted to any one or more Grantees, provided that as long as the Shares are admitted to trading on the Alternative Investment Market of the London Stock Exchange, Awards may only be granted in accordance with the Share Dealing Code and in circumstances which do not constitute “market abuse” (within Section 118 of the United Kingdom’s Financial Services and Markets Act 2000).  In addition, Awards may only be granted (A) within the 42 days immediately succeeding (I) the date on which this Plan is adopted by the Board or (II) the announcement of the Company’s final or interim results in respect of any of its financial years; or (B) within a period of 14 days immediately after the Grantee first becomes a non-employee director or Consultant of the Company and its Affiliates; or (C) on any day on which the Board resolves that exceptional circumstances exist which justify the grant of an Award.

(iii)          to determine the number of Shares to be covered by any Award;

(iv)          to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and Grantees, and to approve the form of written instruments evidencing the Awards;

(v)           to impose any limitations on Awards granted under the Plan, including limitations on transfers, repurchase provisions and the like and to exercise repurchase rights or obligations;

(vi)          subject to the provisions of Section 5(a)(ii), to extend at any time the period in which Share Options may be exercised;

(vii)         to determine at any time whether, to what extent, and under what circumstances distribution or the receipt of Shares and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Grantee and whether and to what extent the Company shall pay or credit dividends or deemed dividends on such deferrals; and

(viii)        at any time to adopt, alter and repeal such rules, guidelines and practices for the administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Committee shall be binding on all persons, including the Company, its Affiliates, the Company’s shareholders and Grantees.

(c)           Delegation of Authority to Grant Awards.  The Committee, in its discretion, may delegate to the senior management of the Company all or part of the Committee’s authority and duties with respect to the granting of Awards to certain individuals.  The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan.

SECTION 3.           SHARES ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a)           Shares Issuable.  The maximum aggregate number of Shares reserved and available for issuance under the Plan shall be 50,000 Shares, provided that the Shares in respect of which any Award may be made under the Plan shall not, when added to the number of Shares over which awards have been granted over the previous 3 years under any other equity incentive plan adopted by the Company or Velti Plc (incorporated in England and Wales under company number 5552480), exceed such number as represents 10% of the ordinary share capital of the Company in issue immediately prior to any proposed Award hereunder.  The foregoing share numbers are subject to adjustment as provided in Section 3(b).  For purposes of this Section 3(a), the Shares underlying any Awards which are forfeited, canceled, reacquired by the Company, satisfied without the issuance of Shares or otherwise terminated (other than by exercise) shall be added back to the Shares available for issuance under the Plan.

To the extent required by Section 260.140.45 of Title 10 of the California Code of Regulations, the total number of Shares issuable upon exercise of all outstanding Options and the total number of shares reserved and available for issuance under any share bonus or similar plan or agreement of the Company shall not exceed the applicable percentage as calculated in accordance with the conditions and exclusions of Section 260.140.45 of Title 10 of the California Code of Regulations, based on the securities of the Company that are outstanding at the time the calculation is made.

(b)           Changes in Shares.  Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, share dividend, share split, reverse share split or other similar change in the Company’s capital shares, the outstanding Shares are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such Shares or other securities, or, if, as a result of any merger, consolidation or sale of all or substantially all of the assets of the Company, the outstanding Shares are converted into or exchanged for a different number or kind of securities of the Company or any successor entity (or a parent or subsidiary thereof), the Committee shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, (ii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iii) the repurchase price per share for each outstanding Restricted Share Award, and (iv) the exercise price of any Share Option.  The adjustment by the Committee shall be final, binding and conclusive.  No fractional Shares shall be issued under the Plan resulting from any such adjustment, but the Committee in its discretion may either make a cash payment in lieu of fractional shares or round any resulting fractional share down to the nearest whole number.

To the extent that the Committee, in its sole discretion, determines it is necessary in order to avoid distortion in the operation of the Plan, the Committee shall also adjust the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, and certain acquisitions or dispositions of shares or property or other similar events.

(c)           Mergers and Other Transactions.  Upon the effectiveness of (i) a change in Control of the Company as a result of a person making a general offer to acquire the whole of the issued ordinary share capital of the Company, or (ii) a person acquiring or becoming unconditionally bound to or entitled to acquire Shares under Part 18 of the Companies Law, or (iii) any court sanctioning a compromise or arrangement under Part 18A of the Companies Law, or (iv) the Company being wound up by way of summary winding up (in each case, a “Transaction”), unless provision is made in connection with the Transaction, to the extent applicable, for (x) the assumption of all outstanding Awards, or (y) the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as provided in Section 3(b) above, or (z) the equitable settlement of such Awards in cash or cash equivalents (i.e., “cash out” provision), all outstanding Awards granted under the Plan shall continue to vest and be exercisable to the extent that they have vested for the periods set out below in this Section, following which the Awards will lapse.  The relevant vesting periods referenced above in this Section are (I) 6 months following a general offer within Section 3(c)(i) above becoming wholly unconditional, or (II) 1 month following a person becoming bound or entitled to acquire Shares within Section 3(c)(ii) above, or (III) 1 month following the date on which a court sanctions a compromise or arrangement within Section 3(c)(iii) above, or (IV) 1 month after the Board passes a resolution to wind-up the Company by way of summary winding up.  In the Board’s sole discretion, the vesting and exercisability of all, or a specified portion of, outstanding Awards may be accelerated in the event of a Transaction.  If a Grantee exercises an Option within 1 month after the Board passes a resolution to voluntarily wind-up the Company by way of summary winding-up, the Grantee shall be entitled to share in the assets of the Company with existing holders of Shares in the same manner as the Grantee would have been entitled if the Shares had been registered in the Grantee’s name before the resolution was passed.

(d)           Dissolution or Liquidation.  In the event of a dissolution or liquidation of the Company other than as set out in Section 3(c)(iv) above or the declaration of the property of the

Company en desastre, any outstanding Awards issued under the Plan shall be terminated if not exercised prior to such event.

(e)                                  Substitute Awards.  The Committee may grant Awards under the Plan in substitution for shares and share-based awards held by non-employee directors or consultants of another company in connection with a merger or consolidation of such company with the Company (or any Affiliate of the Company) or the acquisition by the Company (or any Affiliate of the Company) of property or shares of such company.  In connection with any such merger, consolidation or acquisition, the Committee may direct that the substitute Awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.  Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 3(a) above.

SECTION 4.           ELIGIBILITY

Awards may only be granted to non-employee directors and Consultants of the Company and/or its Affiliates who are responsible for, or contribute to, the management, growth or profitability of the Company and/or its Affiliates as are selected from time to time by the Committee in its sole discretion.

SECTION 5.           SHARE OPTIONS

Any Share Option granted under the Plan shall be pursuant to an Option Agreement which shall be in such form as the Committee may from time to time approve.  Option Agreements need not be identical.

(a)                                  Terms of Share Options.  Share Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(i)            Exercise Price.  The exercise price per Share covered by a Share Option (being the subscription price payable to the Company in consideration for the issue of the relevant Shares) shall be determined by the Committee at the time of grant, provided however that in no event may the exercise price per Share be less than the nominal value of the Shares.

(ii)           Option Term.  The term of each Share Option shall be fixed by the Committee, but no Share Option shall be exercisable more than ten (10) years after the date the Share Option is granted.

(iii)          Exercisability; Rights of a Shareholder.  Share Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Committee and set forth in the Option Agreement evidencing such Option.  Notwithstanding any other provision of this Plan or any Option Agreement, as long as the Shares are admitted to trading on the Alternative Investment Market of the London Stock Exchange, Options may only be exercised in accordance with the Share Dealing Code and in circumstances which do not constitute “market abuse” (within Section 118 of the United Kingdom’s Financial Services and

Markets Act 2000).  In addition, the following provisions shall apply to each Option, unless otherwise provided in an applicable Option Agreement or in the Plan:

(A)          No portion of an Option may be exercised until such portion shall have vested.

(B)           An Option shall be exercisable on and after the initial vesting date (as designated in the Option Agreement) and prior to the termination of the Option as provided herein, in an amount not to exceed the aggregate number of vested Option Shares (as determined in the Option Agreement) less the number of shares previously issued by the Company upon exercise of such Option.  Subject to Section 3(b), in no event shall an Option be exercisable for more than the total number of Option Shares underlying the Option.

(C)           In the event that the Grantee’s Service Relationship terminates, an Option may thereafter be exercised (subject to Section 3(c)) to the extent it was vested and exercisable on the date of such termination, until the date specified in Section 5(a)(iii)(D) below.  Any portion of an Option that is not exercisable on the date of termination of the Service Relationship shall immediately expire and be null and void provided that the Board may (in its sole discretion) permit an unvested Award to vest either in full or in part (as the Board may decide) in the event that the Grantee’s Service Relationship terminates by reason of death or Disability, the company by which the Grantee is serving ceases to be an Affiliate or any other reason at the sole discretion of the Board other than Cause.

(D)          Once any portion of an Option becomes vested and exercisable, subject to Section 3(c), it shall continue to be exercisable by the Grantee or his or her representatives and legatees as contemplated herein at any time or times prior to the earliest of (1) the date which is (a) twelve (12) months following the date on which the Grantee’s Service Relationship terminates due to death or Disability or (b) three (3) months following the date on which the Grantee’s Service Relationship terminates if the termination is due to any other reason, or (2) the expiration date set forth in the Option Agreement, following which, to the extent that it has not been exercised, the Option shall lapse; provided, however, that notwithstanding the foregoing, if the Grantee’s Service Relationship is terminated for Cause, the Option shall terminate immediately and be null and void upon the date of the Grantee’s termination and shall not thereafter be exercisable.

(E)           A Grantee shall have no rights of a shareholder with respect to any shares covered by the Option until the date of the issuance of the shares for which the Option has been exercised (as evidenced by an appropriate entry on the books of the Company).  No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, expect as provided in Section 3(b).

(iv)                              Method of Exercise.  Share Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of Shares to be subscribed for by the Grantee.  Payment of the exercise price may be made by one or more of the following methods unless otherwise provided in the applicable Option Agreement:

(A)          in cash, by certified or bank check, or other instrument acceptable to the Committee in U.S. funds payable to the order of the Company in an amount equal to the exercise price of such Option Shares;

(B)           by the Grantee delivering to the Company a promissory note in a form approved by the Committee, if the Committee has expressly authorized the loan of funds to the Grantee for the purpose of enabling or assisting the Grantee to effect the exercise of his or her Share Option;

(C)           if permitted by the Committee, by the Grantee delivering to the Company a properly executed Exercise Notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the subscription price payable for the relevant Shares, provided that in the event the Grantee chooses such payment procedure, the Grantee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure; or

(D)          a combination of the payment methods set forth in clauses (A), (B) or (C) above, if applicable.

Payment instruments will be received subject to collection.  No Option Shares will be issued to the Grantee until the Company has completed all steps required by law to be taken in connection with the issuance of the shares, including, without limitation, obtaining from Grantee payment or provision for all withholding taxes due as a result of the exercise of the Share Option, but only to the extent such withholding is required by law.  The issue of Option Shares pursuant to the exercise of a Share Option will be contingent upon receipt from the Grantee (or a purchaser acting in his or her stead in accordance with the provisions of the Share Option) by the Company of the full exercise price therefor.

(b)           Non-transferability of Options.  No Share Option shall be transferable by the Grantee otherwise than by will or by the laws of descent and distribution and all Share Options shall be exercisable, during the Grantee’s lifetime, only by the Grantee, or by the Grantee’s legal representative or guardian in the event of the Grantee’s incapacity.  Notwithstanding the foregoing, the Committee, in its sole discretion, may provide in the Option Agreement regarding a given Option that the Grantee may transfer, without consideration for the transfer, his or her Share Options to members of his or her immediate family by gift or domestic relations order, to trusts for the benefit of such family members provided that such family members have more than 50% of the beneficial interest of such trusts, or to partnerships in which such family members are the only partners, or to limited liability companies in which such family members are the only members, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Option Agreement.  For purposes of the Plan, “immediate family” shall mean, with respect to any Grantee, his or her wife, husband, children or step-children (under the age of 20 years).

(c)           Repurchase Rights.  Subject to the Companies Law, Shares issued pursuant to Options may be subject to one or more repurchase options or other conditions and restrictions as determined by the Committee and set forth in the applicable Option Agreement.  The Company shall have the right to assign to any person at any time any repurchase right it may have, whether or not such right is then exercisable.  To the extent required, any repurchase rights shall comply with Section 260.140.8 of Title 10 of the California Code of Regulations.

SECTION 6.                                RESTRICTED SHARE AWARDS

(a)           Nature of Restricted Share Awards.  A Restricted Share Award is an Award pursuant to which the Company may, in its sole discretion, issue at such subscription price as determined by the Committee in its sole discretion (but which shall be not less than the aggregate par value of the Shares that are to be issued by the Company in satisfaction of the Award), Shares subject to such restrictions and conditions as the Committee may determine at the time of issue (“Restricted Shares”), and any subscription price shall be payable in cash or, if permitted by the Committee at the time of grant of such Award, by promissory note, in a form approved by the Committee.  Conditions may be based on continuing service and/or achievement of pre-established performance goals and objectives.  The issue of Shares subject to a Restricted Share Award is contingent on the Grantee executing a Restricted Share Agreement.  The terms and conditions of each such Restricted Share Agreement shall be determined by the Committee, and such terms and conditions may differ among individual Awards and Grantees.

(b)           Rights as a Shareholder.  Upon execution of the Restricted Share Agreement and payment of the applicable subscription price, a Grantee shall have the rights of a shareholder with respect to the voting of the Restricted Shares, subject to such conditions contained in the Restricted Share Agreement.  Unless the Committee shall otherwise determine, certificates (if any) evidencing the Restricted Shares shall remain in the possession of the Company until such Restricted Shares is vested as provided in Section 6(d) below, and the Grantee shall be required, as a condition of the grant, to deliver to the Company a stock transfer form if the Shares are in certificated form endorsed in blank.

(c)           Restrictions.  Subject to Regulation 260.140.42(b) of Title 10 of the California Code of regulations, to the extent applicable, Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Shares Agreement.  Subject to the Companies Law, Shares issued pursuant to a Restricted Share Award may be subject to a right of first refusal, one or more repurchase options, or other conditions and restrictions as determined by the Committee and set forth in the applicable Restricted Share Agreement.  The Company shall have the right to assign to any person at any time any repurchase right it may have, whether or not such right is then exercisable.

(d)           Vesting of Restricted Shares.  The Committee at the time of issue of any Shares subject to a Restricted Share Award shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which Restricted Shares shall become vested, subject to such further rights of the Company or its assigns as may be specified in the Restricted Share Agreement.  To the extent required, any repurchase rights shall comply with Section 260.140.8 of Title 10 of the California Code of Regulations.

(e)           Waiver, Deferral and Reinvestment of Dividends.  The Restricted Share Agreement may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Shares.

SECTION 7.                                UNRESTRICTED SHARE AWARDS

(a)           Grant or Sale of Unrestricted Share.  The Committee may, in its sole discretion, issue, at such subscription price as determined by the Committee (but which shall be not less than the aggregate par value of the Shares that are to be issued by the Company in satisfaction of the Award), an Unrestricted Share Award to any Grantee, pursuant to which such Grantee may be issued Shares free of any vesting restrictions (“Unrestricted Shares”) under the Plan.  Unrestricted Share Awards may be issued by the Company to a Grantee as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such individual.

(b)           Restrictions on Transfers.  The right to be issued Unrestricted Shares on a deferred basis may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.

SECTION 8.                                TAX WITHHOLDING

(a)           Payment by Grantee.  To the extent applicable,  each Grantee shall no later than the date as of which the value of an Award or of any Shares or other amounts received thereunder first becomes includable in the gross income of the Grantee for federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any U.S. federal, state, foreign, or local taxes of any kind required by law to be withheld with respect to such income.  The Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Grantee.

(b)           Payment in Shares.  Subject to approval by the Committee, a Grantee may elect to have the minimum required tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from Shares to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company Shares owned by the Grantee with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.  The Fair Market Value of any Shares withheld or tendered to satisfy any such tax withholding obligation shall not exceed the amount determined by the applicable minimum statutory withholding rates.

SECTION 9.                                LEAVE OF ABSENCE

For purposes of the Plan, the following events shall not be deemed a termination of the Service Relationship:

(a)           an approved leave of absence for military service or sickness, or for any other purpose approved by the Company; provided, however, that if any such leave exceeds ninety (90) days, on the ninety-first (91st) day of such leave, the Grantee’s Service Relationship shall be deemed to have terminated unless the Grantee’s right to return to service is guaranteed either by a statute or by contract; and

(b)           notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as service for purposes of determining vesting under the Grantee’s Option Agreement or Restricted Share Agreement.

SECTION 10.                          AMENDMENTS AND TERMINATION

The Board may, at any time, amend or terminate the Plan or any outstanding Award, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent unless required to comply with applicable law.  Except as herein provided, no such action of the Board, unless taken with the approval of the shareholders of the Company, may (a) increase the maximum aggregate number of Shares for which Awards granted under this Plan may be issued (except by operation of Section 3(b)) or (b) amend the Plan in any manner which the Board, in its discretion, determines would require approval of the shareholders under any applicable law, rule or regulation to become effective even though such shareholder approval is not expressly required by this Plan.  No termination or amendment of the Plan shall affect any outstanding Award unless as expressly provided for hereunder or as determined by the Board.  Nothing in this Section 10 shall limit the Board’s or the Committee’s authority to take any action permitted pursuant to Section 3(c).  The Plan shall continue in effect until the earliest of: (i) ten (10) years after the Effective Date, (ii) its termination by the Board, or (iii) the date on which all of the Shares available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan, the Option Agreements and Restricted Share Agreements have lapsed.

SECTION 11.                          STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Shares or other consideration not received by a Grantee, a Grantee shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards.  In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Shares or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 12.                          GENERAL PROVISIONS

(a)           No Distribution; Compliance with Legal Requirements.  The grant of Awards and the issuance of Shares upon exercise of Awards shall be subject to compliance with all applicable requirements of U.S. federal, state and foreign law, including Jersey Law, with respect to such securities, including the requirements of any stock exchange on which the Shares may then be listed.  Awards may not be exercised if the issuance of Shares upon exercise would constitute a violation of any applicable U.S. federal, state or foreign securities laws, including Jersey Law, or other law or regulations or the requirements of any stock exchange or market system upon which the Shares may then be listed.  In addition, no Award may be exercised unless: (i) a registration statement under the Act shall at the time of exercise of the Award be in effect with respect to the Shares issuable upon exercise of the Award, or (ii) in the opinion of legal counsel to the Company, the Shares issuable upon exercise of the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Act.  The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by Company’s legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.  As a condition to the exercise of any Award, the Company may require the Grantee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

(b)           Other Compensation Arrangements; No Service Rights.  Nothing contained in this Plan shall prevent the Committee from adopting other or additional compensation arrangements, including trusts, and such arrangements as may be either generally applicable or applicable only in specific cases.  The adoption of this Plan and the grant of Awards do not confer upon any Grantee any right to continued service with the Company or any Affiliate of the Company or interfere in any way with the right of the Company or its Affiliates to terminate the Grantee’s service at any time.

(c)           “Market Stand-Off” Agreement.  In connection with any public offering by the Company of its Shares, a Grantee, if requested in good faith by the Company and the managing underwriter of the Company’s securities, shall not, directly or indirectly, offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase or otherwise dispose of any securities of the Company held by him (except for any securities sold pursuant to such registration statement) or enter into any Hedging Transaction (as defined below) relating to any securities of the Company for a period determined by the managing underwriter.  For these purposes, “Hedging Transaction” means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Company’s Shares.

(d)           Trading Policy Restrictions.  Sale of Shares received pursuant to this Plan or upon exercise of an Award under the Plan shall be subject to any insider-trading-policy-related restrictions of the Company, and any other terms and conditions as may be established by the Committee from time to time.

(e)           Conflict with Agreement.  In the event of a conflict between the terms and provisions of this Plan and the terms and provisions of any Restricted Share Agreement, Option Agreement or other award agreement, the terms and provisions of this Plan shall govern.

SECTION 13.         EFFECTIVE DATE OF PLAN

The Plan is effective on 14 September, 2009 (the “Effective Date”), the date on which the Board adopted the Plan, subject to approval by the shareholders of the Company in the manner and within the time required under Section 260.140.41(g) of Title 10 of the California Code of Regulations.  Any increase in the maximum aggregate number of Shares issuable under the Plan pursuant to Section 3(a) shall be approved by the shareholders of the Company within twelve (12) months of approval of such increase by the Board in accordance with applicable law.  Subject to such approvals by the shareholders and to the requirement that no Shares may be issued hereunder prior to such approval, Awards may be granted hereunder on and after adoption of the Plan by the Board.

No Awards shall be granted under the Plan after the date which is ten (10) years from the date the Plan is approved by the Board.

SECTION 14.         GOVERNING LAW

This Plan and all Awards, and actions taken hereunder and thereunder, shall be governed by and construed in accordance with the laws of England and Wales, applied without regard to conflict of law principles thereof.